CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated December 6, 1995 included in Amtech Systems Inc.'s Form 10-K for the year ended September 30, 1995 and to all references to our firm included in this Registration Statement.


                                                     ARTHUR ANDERSEN LLP


Phoenix, Arizona
    July 30, 1996